U.S. SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON,D.C. 20549


   			       FORM SB-2
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ACADIA RESOURCES INC.
                       ---------------------------
          (Exact name of Registrant as specified in its charter)


   NEVADA                 1000                 APPLIED FOR
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

ACADIA RESOURCES INC.
James H. Donahue, President
875 Mount Royal Drive
Kelowna, British Columbia
Canada                          	  V1Y 8R4
------------------------------          ----------
(Name and address of principal       	(Zip Code)
executive offices)

Registrant's telephone number,
including area code:                    (250) 860-6066
                                        Fax: (250) 860-6063
                                        ------------------

Approximate date of commencement of
Proposed sale to the public:
                                      as soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following.

|__|

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   	PROPOSED      PROPOSED
CLASS OF                        	MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           	OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     	PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       	SHARE (1)     PRICE (2)    FEE (2)

Common Stock   2,850,000 shares     	$0.01         $28,500      $3.05

(1) Based on the last sales price on July 26, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


SUBJECT TO COMPLETION, DATED DECEMBER 21, 2006

AGENT FOR SERVICE OF PROCESS:	Empire Stock Transfer Inc.
                         	2470 St. Rose Parkway, Suite 304
                         	Henderson, NV 89075

                                   PROSPECTUS
                             ACADIA RESOURCES INC.
                         2,850,000 SHARES COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS ON PAGES 7 - 10.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

		THE DATE OF THIS PROSPECTUS IS: DECEMBER 21, 2006

                       TABLE OF CONTENTS
                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS
     WILL FAIL ................................................  7
  -  BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE
     A HIGH RISK OF BUSINESS FAILURE ..........................  7
  - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS
     WILL FAIL ................................................  8
  -  WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS
     TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT
     OUR ABILITY TO CONTINUE AS A GOING CONCERN................  8
  - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
     DAMAGES AS WE CONDUCT OUR BUSINESS .......................  8
  -  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS
     ON THE TASEKO PROPERTY, WE MAY NOT BE ABLE TO
     SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION ..............  9
  - BECAUSE OUR DIRECTORS OWN 62.1% OF OUR OUTSTANDING COMMON STOCK THEY WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MY BE DISADVANTAGEOUS TO OTHER MINORITY
     SHAREHOLDERS..............................................  9
  - BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS,
     CAUSING OUR BUSINESS TO FAIL..............................  9
  -  BECAUSE MANAGEMENT HAS NO EXPERIENCE IN
     MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF
     FAILURE...................................................  9
  -  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP,
     SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES .........  10
  -  A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE
     SELL THE ABILITY TO STOCK ................................ 10
FORWARD-LOOKING STATEMENTS..................................... 10
USE OF PROCEEDS ............................................... 10
DETERMINATION OF OFFERING PRICE ............................... 10
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 15
LEGAL PROCEEDINGS ............................................. 16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .. 16
BIOGRAPHICAL INFORMATION ...................................... 17
TERM OF OFFICE ................................................ 17
SIGNIFICANT EMPLOYEES ......................................... 17
CONFLICTS OF INTEREST ......................................... 17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  17
DESCRIPTION OF SECURITIES ..................................... 18
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 19
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 19
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 19
DESCRIPTION OF BUSINESS ....................................... 19
DESCRIPTION, LOCATION AND ACCESS .............................. 20
TASEKO PROPERTY STAKING AND PURCHASE AGREEMENT ................ 20
EXPLORATION HISTORY ........................................... 20
GEOLOGICAL ASSESSMENT: REPORT PROPERTY......................... 20

CONCLUSIONS ................................................... 21
PROPOSED BUDGET FOR PHASE ONE ................................. 21
COMPLIANCE WITH GOVERNMENT REGULATION ......................... 21
EMPLOYEES ..................................................... 22
RESEARCH AND DEVELOPMENT EXPENDITURES ......................... 23
SUBSIDIARIES .................................................. 23
PATENTS AND TRADEMARKS ........................................ 23
REPORTS TO SECURITY HOLDERS ................................... 23
PLAN OF OPERATIONS ............................................ 23
RESULTS OF OPERATIONS FOR PERIOD ENDING AUGUST 31, 2006........ 24
DESCRIPTION OF PROPERTY ....................................... 25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 25
NO PUBLIC MARKET FOR COMMON STOCK ............................. 25
STOCK HOLDERS OF OUR COMMON SHARES ............................ 25
RULE 144 SHARES ............................................... 26
REGISTRATION RIGHTS ........................................... 26
DIVIDENDS ..................................................... 26
EXECUTIVE COMPENSATION ........................................ 26
SUMMARY COMPENSATION TABLE .................................... 26
ANNUAL COMPENSATION TABLE ..................................... 27
STOCK OPTION GRANTS ........................................... 27
CONSULTING AGREEMENTS ......................................... 27
FINANCIAL STATEMENTS .......................................... 28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 38

                                                                      SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Taseko property, located in British Columbia, Canada. We own a 100% interest in the four mineral claim comprising the Taseko property. We purchased this claim from Klondike Bay Resources of Garson, Ontario for a cash payment of $7,500.

Our objective is to conduct mineral exploration activities on the Taseko property in order to assess whether it possesses economic reserves of copper, zinc, arsenic and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on March 3, 2006 under the laws of the state of Nevada. Our principal offices are located at 875 Mount Royal Drive, Kelowna, British Columbia, Canada. Our telephone number is (250) 860-6066.

THE OFFERING:

SECURITIES BEING OFFERED        Up to 2,850,000 shares of common stock.

OFFERING PRICE          	The selling shareholders will sell our shares at $0.01
				per share until our shares are quoted on the OTC
                         	Bulletin Board, and thereafter at prevailing market
				prices or privately negotiated prices.  We determined
				this offering price based upon the price of the last
                                sale of our common stock to investors.

TERMS OF THE OFFERING           The selling shareholders will determine when and
                                how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING     The offering will conclude when all of the
				2,850,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

SECURITIES ISSUED AND TO BE 	7,350,000 shares of our common stock are
ISSUED				issued and outstanding as of the date of this prospectus.
				All of the common stock to be sold under this prospectus
				will be sold by existing shareholders.

USE OF PROCEEDS              	We will not receive any proceeds from the sale of
				the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet 				August 31, 2006
					(audited)

Cash                                  	$24,859
Total Assets                          	$24,859
Liabilities                           	$ 8,050
Total Stockholders' Equity            	$16,809

STATEMENT OF LOSS AND DEFICIT

From Incorporation on March 3, 2006 to August 31, 2006 (unaudited)

Revenue                               	$    0
Net Loss                               ($8,191)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of August 31, 2006, we had cash in the amount of $24,859. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Taseko property. While we have sufficient funds to conduct the phase one and two exploration on the property, estimated to cost $5,000 and $10,000 respectively, we may require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Taseko property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for zinc, copper, and silver, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Taseko property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Taseko property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 3, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Taseko property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the Taseko property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Taseko property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended August 31, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no profitable operations and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE TASEKO PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Taseko property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing zinc, copper and silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 61.2% OF OUR OUSTANDING COMMON STOCK, THEY WILL HAVE SIGNIFICANT INFLUENCE OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 61.2% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Although our directors have a fiduciary duty to act in the best interests of the corporation and shareholders in making corporate decisions, they may vote their shares as they wish in respect of any shareholder resolution.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. James Donahue, spends approximately 20% his business time providing his services to us. While Mr. Donahue presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Donahue from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,850,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

   1. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 31, 2006; and
   2. 200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 1, 2006;

   3. 450,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 21, 2006;
   4. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 22, 2006;
   5. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 23, 2006;
   6. 150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 27, 2006;
   7. 150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 28, 2006;
   8. 50,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 11, 2006;
   9. 150,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 19, 2006;
   10. 200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 20, 2006;
   11. 100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 21, 2006;
   12. 100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 25, 2006;
   13. 200,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 26, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

NAME OF SELLING              SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER            PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                   OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                   SHAREHOLDERS        OF THIS      OF THIS
                                           ACCOUNT             OFFERING     OFFERING

Chris Jackson
1358 West 17th Street
North Vancouver, BC  V7P 1W4 400,000       400,000             Nil          Nil


NAME OF SELLING                 SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER               PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                      OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                      SHAREHOLDERS        OF THIS      OF THIS
                                              ACCOUNT             OFFERING     OFFERING

Larissa Grierson
3120 Londsale Avenue
North Vancouver, BC  V7N 3K8    400,000       400,000             Nil          Nil

Lorne Rubinoff
5762 Larson Street
West Vancouver, BC  V7W 1S4     100,000       100,000             Nil          Nil

Leonard Danard
1505 - 837 West Hastings Street
Vancouver, BC  V6C 3N7          100,000       100,000             Nil          Nil


Doug Keohle
64 - 5900 Ferry Road            100,000       100,000             Nil          Nil
Delta, BC  V4K 5C3

Lester J. Pioch
2466 5th Avenue West
Vancouver, BC  V6K 1S8          100,000       100,000             Nil          Nil

Gary Steyns
7051 Dickinson
Lantzville, BC  V0R 2H0         100,000       100,000             Nil          Nil

Steven Yih
758 West 63rd Avenue
Vancouver, BC  V6P 2G9          100,000       100,000             Nil          Nil

Shilo Schubert
1094 West 16th Avenue
Vancouver, BC  V6H 1R6          100,000       100,000             Nil          Nil

Kelly Miller
1358 w. 17th Street
North Vancouver, BC  V7P 1W4    100,000       100,000             Nil          Nil

Toma Sojonky
503 - 3315 Cypress Place
West Vancouver, BC  V7S 3J7     50,000        50,000              Nil          Nil

Sean Carolan
390 - 280 Nelson Street
Vancouver, BC  V6B 2E1          50,000        50,000              Nil          Nil

NAME OF SELLING                  SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER                PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                       OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                       SHAREHOLDERS        OF THIS      OF THIS
                                               ACCOUNT             OFFERING     OFFERING

Michael Gardner
5650 Larson Place
West Vancouver, BC  V7W 1S4      50,000        50,000              Nil          Nil

Andrew Yuen
826 West 48th Avenue
Vancouver, BC  V5Z 2R9           50,000        50,000              Nil          Nil

Carl Walsh
1075 Amazon Drive
Port Coquitlam, BC  V3B 8C1      50,000        50,000              Nil          Nil

Sarah Grierson
159 - 1100 29th Street East
North Vancouver, BC  V7K 1C2     50,000        50,000              Nil          Nil

Marsene Ross-Coulliard
2003 - 8 Laquina Court
New Westminster, BC  V3M 6M6     50,000        50,000              Nil          Nil

RCC Resource Capital Corporation
PO Box 91717
West Vancouver, BC  V7V 3P3      50,000        50,000              Nil          Nil

Cordell Coulliard
2003 - 8 Laquina Court
New Westminster, BC  V3M 6M6     50,000        50,000              Nil          Nil

Susan Hunter
103 - 625 Park Crescent
New Westminster, BC  V3L 5W4     50,000        50,000              Nil          Nil

Clark Linton
1903 - 1328 West Pender Street
Vancouver, BC  V6E 4T1           50,000        50,000              Nil          Nil

Robert Procter
14534 17th Avenue
Surrey, BC  V4A 5S2              50,000        50,000              Nil          Nil

NAME OF SELLING                 SHARES OWNED  TOTAL NUMBER OF     TOTAL SHARES
OWNED STOCKHOLDER               PRIOR TO THIS SHARES TO BE        OWNED UPON   PERCENT
COMPLETION                      OFFERING      OFFERED FOR SELLING COMPLETION   UPON
OFFERING                                      SHAREHOLDERS        OF THIS      OF THIS
                                              ACCOUNT             OFFERING     OFFERING

Ivo Staiano
402 - 499 Drake Street
Vancouver, BC  V6B 1B1          50,000        50,000              Nil          Nil

Melody Zacharias
2081 Lillooet Court
Kelowna, BC  V1V 1Y             200,000       200,000             Nil          Nil

Jodie Thompson
15223 Victoria Avenue
White Rock, BC  V4B 1G7         50,000        50,000              Nil          Nil

Christopher Robbins
1904 - 837 West Hastings Street
Vancouver, BC  V6C 3N7          50,000        50,000              Nil          Nil

Roberta Danard
1505 - 837 West Hastings Street
Vancouver, BC  V6C 3N7          50,000        50,000              Nil          Nil

David Hughes
5205 Deerfield Crescent
Delta, BC  V4M 3Y7              50,000        50,000              Nil          Nil

Rolf Paterson
947 Beaumont Drive
North Vancouver, BC  V7R 1P5    200,000       200,000             Nil          Nil

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,350,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

  (1)  	has had a material relationship with us other than as a shareholder at
	any time within the past three years;
  (2)	has ever been one of our officers or directors; or
  (3)	has the right to acquire any shares with sixty days from options,
     	warrants, rights, conversion privileges, or similar obligations.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.


We are bearing all costs relating to the registration of the common stock. These are estimated to be $10,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

*     	contains a description of the nature and level of risk in the market for
	penny stocks in both public offerings and secondary trading;
*     	contains a description of the broker's or dealer's duties to the customer
	and of the rights and remedies available to the customer with respect to a
	violation of such duties;
*     	contains a brief, clear, narrative description of a dealer market,
	including "bid" and "ask" prices for penny stocks and the significance of
	the spread between the bid and ask price;
*     	contains a toll-free telephone number for inquiries on disciplinary
	actions;
*     	defines significant terms in the disclosure document or in the conduct of
	trading penny stocks; and
*     	contains such other information and is in such form (including language,
	type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

*     	with bid and offer quotations for the penny stock;
*     	details of the compensation of the broker-dealer and its salesperson in
	the transaction;
*     	the number of shares to which such bid and ask prices apply, or other
	comparable information relating to the depth and liquidity of the market for such stock; and
*    	monthly account statements showing the market value of each penny stock
	held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada, 89075.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTOR                AGE		OFFICE
----------------		---		------
James H. Donahue                 63

EXECUTIVE OFFICERS:

NAME OF OFFICER                 AGE      	OFFICE
---------------                 -----          	-------

James H. Donahue 		63		President, Chief Executive Officer,
						Secretary, Principal Accounting
                                      		Officer and Director
BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. JAMES DONAHUE has acted as our President, Chief Executive Officer, Secretary, Principal Accounting Officer and as a director since March 3, 2006. For the past five years Mr. Donahue has been self employed as a chartered accountant for James H. Donahue and Associates Inc. located in Kelowna, B.C., Canada.

Mr. Donahue does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Donahue intends to devote 20% of his business time per week to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                                	AMOUNT OF
TITLE OF      	NAME AND ADDRESS                  	BENEFICIAL     PERCENT
CLASS         	OF BENEFICIAL OWNER              	OWNERSHIP      OF CLASS



Common Stock    James Donahue                   	4,500,000 	61.2%
                President, Chief Executive Officer,
                Secretary, Principal Accounting
                Officer, Treasurer and Director
                875 Mount Royal Drive, Kelowna

Common Stock    All officers and directors as a group
                that consists of two people		4,500,000       61.2%


The percent of class is based on 7,350,000 shares of common stock issued and outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of August 31, 2006, there were 7,350,000 shares of our common stock issued and outstanding that were held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.


Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, Certified Public Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on March 3, 2006 under the laws of the state of Nevada. On that date, James Donahue was appointed as President, Secretary, Chief Executive Officer, Principle Accounting Officer and director.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in four mineral claims known as the Taseko property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Taseko property in order to ascertain whether it possesses economic quantities of copper, zinc, arsenic and silver. There can be no assurance that economic mineral deposits or reserves exist on the Taseko property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Taseko property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

DESCRIPTION, LOCATION AND ACCESS

The Taseko-Acadia Mountain property is located in the Chilcotin Mountain Range 60 kilometers northwest of Gold Bridge, B.C. Tributaries of Beece Creek and Chita Creek, which flow into the Taseko River and Taseko Lakes respectively, drain the glacial meltwaters from the property. The property covers highly rugged, glaciated terrain well above the tree line at an average elevation of 2600 meters.

Road access to within 6 kilometers of the property is possible from a dirt road that heads south from Hanceville (Williams Lake area) to the Taseko Lakes. Helicopters must be used to cover the remaining six kilometers to the property.

TASEKO PROPERTY STAKING AND PURCHASE AGREEMENT

On June 27, 2006, we entered into an agreement with Klondike Bay Resources of Garson, Ontario, wherein they agreed to sell to us four mineral claims located approximately 70 kilometers northwest of Gold Bridge, British Columbia in an area having the potential to contain zinc, copper, arsenic, gold and silver mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $7,500 to Klondike Bay Resources.

EXPLORATION HISTORY

As a result of a preliminary gold reconnaissance program conducted in August 1981 the claims were initially staked to cover a highly gossanous ridge of pyroclastic rocks containing anomalous values in copper, zinc, arsenic and gold. This anomalous area was located from stream silt sampling which formed the basis of the program, and from prospecting the streams. Five days were spent by a two man field party in August 1982 geological mapping and taking additional samples to narrow down the anomalous areas.

GEOLOGICAL ASSESSMENT REPORT: TASEKO PROPERTY

We have obtained a geological summary report on the Taseko property that was prepared by Ms. Amanda Tremblay, a geologist, of Ottawa, Ontario, Canada. She holds a Bachelor of Science degree in geology with Honors, from Queen's University in Kingston, Ontario. The report discusses the geology of the area surrounding and particular to the Taseko property, and makes a recommendation for further exploration work.

In her report, Ms. Tremblay says that the Taseko property covers a highly gossanous ridge of pyroclastic rocks containing anomalous values in copper, zinc, arsenic, and gold. She states that the gossanous zones appear to be shear or dyke structures, but cautions that they have yet to be examined closely. She is of the opinion that the source of the mineralization in these structures is most likely related to a small gossanous and sulphide rich intrusive located in their immediate vicinity. She states that the mineralization in the gossanous zones varies from fine disseminations of pyrite and arsenopyrite to stockwork veins containing pyrite, pyrrhotite, chalcopyrite and sphalerite. She is of the opinion that highly anomalous gold and silver values are associated with gossanous zones containing the higher base metal values. She is of the opinion that this data provides enough information to warrant further investigation to confirm the work and showings noted to date.

CONCLUSIONS

Ms. Tremblay, the author of the geological report on the Taseko property, believes that the area has potential for zinc, copper, arsenic and silver mineralization. She is of the opinion, based on the results of previous works, that a new land and electronic grid for the property be established. She recommends the implementation of a concentrated geological mapping and sampling program, as well as geophysical and geochemical surveys. Based on the results of the foregoing the feasibility of undertaking a diamond drill hole would be determined and completed. From there, areas of interest can be further delineated.

An initial examination could be completed in about two months after gaining access to the property.

PROPOSED BUDGET FOR PHASE ONE

Approximate costs for the one phase program are as follows:

Linecutting
(Grid Establishment)
      10 km @ $375.00 per km                           	$3750.00
Prospecting , Geological Mapping, Consultation and
Interpretation						 1250.00

                                                Total	$5000.00

PROPOSED BUDGET FOR PHASE TWO

Geophysical Surveys
      MAG-VLF-EM Survey
      10 km @ $600.00 per km                            $ 6000.00
Mapping, Report Writing and Interpretation                4000.00

                                                Total   $10000.00

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the

Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $20,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

      -      Water discharge will have to meet water standards;

      -      Dust generation will have to be minimal or otherwise re-mediated;

      - Dumping of material on the surface will have to be re-contoured and re-vegetated;

      - An assessment of all material to be left on the surface will need to be environmentally benign;

      - Ground water will have to be monitored for any potential contaminants;

      - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

      - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

EMPLOYEES

We have no employees as of the date of this prospectus other than our two directors.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.
PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street,, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

MANAGEMENT'S DISCUSSION AND ANALYSIS

PLAN OF OPERATIONS

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended Phase One and Two exploration programs on the Taseko property, consisting of the establishment of a new land and electronic grid, the implementation of a concentrated geological mapping and sampling program, as well as geophysical and geochemical surveys. We anticipate that the Phase One program will cost approximately $5,000.00, and that the Phase Two program will cost approximately $10,000.00. We anticipate commencing the Phase One program in the spring of 2007 and completing it within one month of commencement. We anticipate commencing the Phase Two program in the summer of 2007 and completing it in within two months of commencement. We have not retained a geologist to conduct this exploration work.

To date, we have not commenced exploration on the Taseko property.

A grid means two sets of uniformly spaced parallel lines, intersecting at right angles, by means of which the surface of an area is divided into squares where a checkerboard placement of samples of soil or rock is desired.

Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.

Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property's merit.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $30,000.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the Taseko property or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RESULTS OF OPERATIONS FOR PERIOD ENDING AUGUST 31, 2006

We have not earned any revenues from our incorporation on March 3, 2006 to August 31, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Taseko property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $8,191 for the period from our inception on March 1, 2006 to August 31, 2006. These operating expenses were comprised of $7,500 for mineral property expenditures, $141 in ban charges and interest, and $550 in office and miscellaneous fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.


DESCRIPTION OF PROPERTY

We own a 100% interest in the mineral claim comprising the Taseko property. We do not own or lease any property other than the Taseko property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  	Any of our directors or officers;
  *  	Any person proposed as a nominee for election as a director;
  *  	Any person who beneficially owns, directly or indirectly, shares
     	carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  	Our sole promoter, James Donahue;
  *  	Any member of the immediate family of any of the foregoing persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 registered shareholders.

RULE 144 SHARES

A total of 4,500,000 shares of our common stock are available for resale to the public after May 30, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of our common stock then outstanding which, in
	our case, will equal 45,000 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the
  	four calendar weeks preceding the filing of a notice on Form 144 with respect
   	to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,500,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.  	we would not be able to pay our debts as they become due in the usual
	course of business; or

2.  	our total assets would be less than the sum of our total liabilities plus
	the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended August 31, 2006 and subsequent to that period to the date of this prospectus.

ANNUAL COMPENSATION

                          OTHER RESTRICTED OPTIONS/ LTIP OTHER

                            STOCK  * SARS  PAYOUTS COMP
NAME          TITLE      YEAR  SALARY BONUS COMP.  AWARDED     (#)    ($)
____________________________________________________________________________
James Donahue Pres.,
CEO, Sec                 2006   $0    0     0      0           0      0
& Director               2005   $0    0     0      0     0     0


STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Donahue. We do not pay him any amount for acting as a director.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending August 31, 2006, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

                             ACADIA RESOURCES INC.

                         (AN EXPLORATION STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                AUGUST 31, 2006












REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

                            RONALD R. CHADWICK, P.C.
                          Certified Public Accountant
                       2851 South Parker Road, Suite 720
                            Aurora, Colorado  80014
                            Telephone (303)306-1967
                               Fax (303)306-1944


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Acadia Resources Inc.
Kelowna, British Columbia

I have audited the accompanying balance sheet of Acadia Resources Inc., an exploration stage company, as of August 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from March 1, 2006 (inception) through August 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acadia Resources Inc. as of August 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from March 1, 2006 (inception) through August 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Aurora, Colorado                                                          Ronald
R. Chadwick, P.C.
November 15, 2006                                                     RONALD  R.
CHADWICK, P.C.

ACADIA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

                                                   ASSETS

                                                                                AUGUST 31,
                                                                                  2006
CURRENT ASSETS          Cash                                                $         24,859

TOTAL ASSETS                                                                $         24,859


                                    LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
          Accounts payable and accrued liabilities                          $          8,050

          TOTAL CURRENT LIABILITIES                                                    8,050


STOCKHOLDERS' EQUITY
          Capital stock
            Authorized:
           75,000,000 common shares with a par value of $0.001
            Issued and outstanding:
           7,350,000 common shares                                                     7,350
          Additional paid-in-capital                                                  17,650
          Deficit accumulated during the exploration stage                            (8,191)

TOTAL STOCKHOLDERS' EQUITY                                                            16,809

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $         24,859

NATURE AND CONTINUANCE OF OPERATIONS (Note 1)










                                                SEE ACCOMPANYING NOTES
ACADIA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS











                                                                                             CUMULATIVE
                                                                                                FROM
                                                                                              MARCH 1,
                                                                                         2006 (INCEPTION) TO
                                                                                           AUGUST 31, 2006

          Bank charges and interest                                                       $               141
          Mineral property                                                                $             7,500
          Office expenses                                                                 $               550

Net loss                                                                                  $           (8,191)


LOSS PER SHARE - BASIC AND DILUTED                                                        $            (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
                                                                                                   3,358,967



















                                         - SEE ACCOMPANYING NOTES -

ACADIA RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM MARCH 1, 2006 (INCEPTION) TO AUGUST 31, 2006



                                      	   NUMBER           PAR       ADDITIONAL     TOTAL             DEFICIT
                              		     OF            VALUE       PAID-IN-     CAPITAL          ACCUMULATED
                                           COMMON                       CAPITAL      STOCK      DURING THE EXPLORATION      TOTAL
                                           SHARES                                                       STAGE


Balance, March 1, 2006                                      $    - 	$   -      $      -     $      -                $        -
May 30, 2006
  Subscribed for cash at $0.001             4,500,000        4,500          -         4,500                     -            4,500
                                                                       					        -
May 31, 2006
  Subscribed for cash at $0.005             1,000,000        1,000         4,000      5,000            -        -            5,000

June 21, 2006                                                                                       		-
  Subscribed for cash at $0.005               600,000          600         2,400      3,000            -                     3,000

June 28, 2006
  Subscribed for cash at $0.01                450,000          450         4,050      4,500            -                     4,500

July 26, 2006
  Subscribed for cash at $0.01                800,000          800         7,200      8,000            -                     8,000

Net loss                                                                                             (8,191)     	    (8,191)

Balance, August 31, 2006                    7,350,000       $7,350       $17,650  $  25,000     $    (8,191)     	   $16,809























                            SEE ACCOMPANYING NOTES


ACADIA RESOURCES INC.
 (AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS









                                                                   CUMULATIVE
                                                                      FROM
                                                                    MARCH 1,
                                                               2006 (INCEPTION) TO
                                                                 AUGUST 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                             $               (8,191)
      Adjustments to reconcile net loss to net cash
         Accounts payable and accrued liabilities                            8,050

    Net cash used in operations                                              (141)

CASH FLOWS FROM FINANCING ACTIVITIES
           Shares subscribed for cash                                       25,000

         Net cash provided by financing activities                          25,000

Net increase (decrease) in cash                                             24,859

Cash beginning                                                                   -

Cash ending                                                  $              24,859


         SUPPLEMENTAL CASH FLOW INFORMATION:

         Cash paid for:

         Interest                                              $                 -

         Taxes                                                 $                 -






                              SEE ACCOMPANYING NOTES

 ACADIA RESOURCES INC.
 (An Exploration Stage Company)
 Notes To The Financial Statements
 August 31, 2006

1.  NATURE AND CONTINUANCE OF OPERATIONS

     Acadia Resources Inc. ("the Company") was incorporated under the laws of  State  of  Nevada,  U.S.  on March 1, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001.  The Company's year end is the end of August.  The
     Company is in the exploration stage of its resource business.  During the year ended August 31, 2006,  the  Company commenced
     operations  by  issuing  shares  and  acquiring a mineral property located in the Province of British Columbia, Canada.   The
     Company has not yet determined whether this property contains reserves that are economically recoverable.  The recoverability of costs incurred for acquisition and exploration  of  the  property  will  be  dependent  upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and  to  complete the development of the property and upon future profitable production or proceeds for the sale thereof.
     These financial statements have been prepared on a going concern basis which assumes the Company will  be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company  has  incurred losses since inception resulting in an accumulated deficit of $8,191 as at August 31, 2006 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation
     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the
     United States of America and are presented in US dollars.

     Exploration Stage Company
     The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the Company as an exploration stage enterprise.

     Mineral Interests
     Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves
     are  quantified.   To  date  the  Company has not established any proven or probable reserves on its mineral properties.  The
     Company has adopted the provisions  of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent  accounting  for  obligations  associated  with  the  sale,  abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at August 31, 2006, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

     Use of Estimates and Assumptions
     The  preparation of financial statements in conformity with generally accepted accounting principles requires  management  to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities  at the date of the financial statements and the reported amounts of revenues and expenses during the period.
     Actual results could differ from those estimates.



 ACADIA RESOURCES INC.
 (An Exploration Stage Company)
 Notes To The Financial Statements
 August 31, 2006
 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Foreign Currency Translation
     The financial statements  are  presented  in  United  States  dollars.   In accordance with Statement of Financial Accounting
     Standards No. 52, "Foreign Currency Translation", foreign denominated monetary  assets  and  liabilities  are translated into
     their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.   Non monetary
     assets  and  liabilities  are  translated at the exchange rates prevailing on the transaction date. Revenue and expenses  are translated at average rates of exchange  during  the  year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

     Fair Value of Financial Instruments
     The carrying value of cash and accounts payable and accrued  liabilities  approximates  their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management's opinion the Company  is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     Environmental Costs
     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.   Expenditures  that
     relate  to  an  existing  condition  caused  by  past  operations,  and  which do not contribute to current or future revenue generation, are expensed.  Liabilities are recorded when environmental assessments  and/or remedial efforts are probable, and the cost can be reasonably estimated.  Generally, the timing of these accruals coincides  with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     Income Taxes
     The Company follows the liability method of accounting for income taxes.  Under this method,  deferred  income tax assets and liabilities  are  recognized  for the estimated tax consequences attributable to differences between the financial  statement carrying values and their respective  income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
     At August 31, 2006 a full deferred tax  asset  valuation  allowance  has  been  provided  and  no deferred tax asset has been recorded.

     Basic and Diluted Loss Per Share
     The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net  loss  available to common shareholders by the weighted average number of outstanding common shares  during  the  period.
     Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.
     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.


    ACADIA RESOURCES INC.
    (An Exploration Stage Company)
    Notes To The Financial Statements
    August 31, 2006
2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Stock-based Compensation
        In December  2004,  the  FASB  issued  SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for
        Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005,
        the Securities and Exchange Commission ("SEC")  issued  Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment",
        which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to  be  recognized  in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim  or  annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as  required  by SFAS No. 123R. The pro-
        forma  disclosures  previously  permitted  under  SFAS  No.  123 no longer will be an alternative to financial  statement recognition. Under SFAS No. 123R, the Company must determine the  appropriate  fair  value  model  to be used for valuing share-based  payments,  the amortization method for compensation cost and the transition method to be  used  at  date  of adoption.

        The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either  as  of  the  beginning  of the year  of  adoption or for all  periods presented. The  prospective
        method requires that compensation expense be recorded  for  all  unvested   stock  options  and  restricted  stock at the
        beginning of the first quarter of adoption of SFAS No. 123R, while the  retroactive  methods  would  record  compensation expense for all unvested stock options and restricted  stock  beginning  with  the first  period  restated.  The  Company adopted  the  modified  prospective  approach  of  SFAS  No. 123R for  the  year ended  August 31, 2006. The  Company did not record  any  compensation  expense  for the  year  ended  August  31,  2006  because  there  were  no  stock  options outstanding prior to the adoption or at August 31, 2006.

        Recent Accounting Pronouncements
        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB
        Statements No. 133 and 140", to  simplify  and make  more  consistent  the  accounting for certain financial instruments.
        SFAS No. 155 amends SFAS  No. 133, "Accounting  for  Derivative  Instruments  and  Hedging  Activities", to  permit  fair value re-measurement for any  hybrid  financial instrument with  an embedded  derivative  that  otherwise  would  require bifurcation, provided that the whole  instrument is  accounted  for  on a fair value basis. SFAS No. 155 amends SFAS  No.
        140,  "Accounting  for the Impairment  or  Disposal of  Long-Lived  Assets", to allow a qualifying special-purpose entity to hold a derivative  financial  instrument  that  pertains  to  a  beneficial  interest  other  than  another derivative financial instrument. SFAS No. 155 applies to all financial instruments  acquired  or issued  after  the  beginning of an entity's first fiscal year that begins  after  September 15, 2006,  with earlier  application  allowed.  This standard is not  expected  to  have  a  significant  effect  on  the  Company's  future reported financial  position  or  results  of operations.

        In March 2006, the FASB issued SFAS No. 156, "Accounting  for  Servicing  of  Financial  Assets,  an  amendment  of  FASB
        Statement   No.   140,   Accounting   for   Transfers   and  Servicing   of  Financial   Assets  and  Extinguishments  of
        Liabilities".  This  statement  requires all  separately   recognized  servicing   assets  and  servicing  liabilities be
        initially  measured  at  fair  value,  if practicable, and permits for subsequent  measurement using  either  fair  value measurement with changes in fair value  reflected  in  earnings  or  the  amortization  and  impairment  requirements  of
        Statement No. 140. The subsequent measurement  of  separately recognized  servicing  assets  and servicing liabilities at fair  value eliminates the necessity for entities  that manage  the risks  inherent in  servicing  assets  and  servicing liabilities  with  derivatives  to  qualify  for  hedge  accounting  treatment  and  eliminates  the  characterization of declines in fair value as impairments or direct write-downs. SFAS No.  156 is  effective  for  an entity's  first  fiscal year  beginning after September 15, 2006.  This  adoption  of  this  statement is not  expected  to  have  a  significant effect on the Company's future reported financial position or results of operations.

ACADIA RESOURCES INC.
(An Exploration Stage Company)
Notes To The Financial Statements
August 31, 2006
3.  MINERAL INTERESTS
    On June 27, 2006, the Company entered into a mineral property purchase agreement to acquire a 100% interest  in one mineral claim located in the Clinton Mining Division, BC for total consideration of $7,500.
    The mineral interest  is  held  in  trust  for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.
4.  COMMON STOCK
    The total number  of  common  shares  authorized  that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.
    During the year ended August 31, 2006, the Company  issued  7,350,000 shares of common stock for total cash proceeds of $25,000.
    At August 31, 2006 there were no outstanding stock options or warrants.
5.  INCOME TAXES
    As of August 31, 2006, the Company had net operating loss carry forwards of approximately $8,191 that may be available to reduce future years' taxable income through 2026. Future tax benefits  which  may  arise  as  a  result  of  these losses have not been recognized  in these financial statements, as their realization is determined not likely to occur and accordingly,  the  Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

                                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                                                 Part II



                                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

       (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

       (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

       (3) a transaction from which the director derived an improper personal profit; and

       (4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

       (1)   such indemnification is expressly required to be made by law;

       (2)   the proceeding was authorized by our Board of Directors;

       (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

       (4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee 	    $      3.05
Transfer Agent Fees                                         $   1000.00
Accounting and auditing fees and expenses                   $   5000.00
Legal fees and expenses                                     $   2500.00
Edgar filing fees                                           $   1500.00
                                                            ------------
Total                                                       $ 10,003.05
                                                            ============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share on May 30, 2006 to James Donahue, our President, Chief Executive Officer, Secretary, Principal Accounting Officer, Treasurer and Director. The total amount received from this offering was $4,500.


These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,600,000 shares of our common stock at a price of $0.005 per share to a total of ten purchasers on May 31, June 1, and June 21 2006. The total amount received from this offering was $8,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

 Name of Shareholder 		  Number of Shares
 Chris Jackson       		  400,000
 Larissa Grierson    		  400,000
 Lorne Rubinoff      		  100,000
 Leonard Danard      		  100,000
 Doug Keohle         		  100,000
 Lest J. Pioch       		  100,000
 Gary Steyns         		  100,000
 Steven Yih          		  100,000
 Shilo Schubert      		  100,000
 Kelly Miller        		  100,000

We completed an offering of 1,250,000 shares of our common stock at a price of $0.01 per share to a total of nineteen purchasers on June 21, June 22, June 23, June 27, June 28, July 11, July 19, July 20, July 21, July 25 and July 26, 2006. The total amount received from this offering was $12,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

 Name of Shareholder              Number of Shares
 Toma Sojonky                      50,000
 Sean Carolan                      50,000
 Michael Gardner                   50,000
 Andrew Yuen                       50,000
 Carl Walsh                        50,000
 Sarah Grierson                    50,000
 Marsene Ross-Coulliard            50,000
 RCC Resource Capital Corporation  50,000
 Cordell Coulliard                 50,000
 Susan Hunter                      50,000
 Clark Linton                      50,000
 Robert Procter                    50,000
 Ivo Staiano                       50,000
 Melody Zacharias                 200,000
 Jodie Thompson                    50,000
 Christopher Robbins               50,000
 Roberta Danard                    50,000
 David Hughes                      50,000
 Rolf Paterson                    200,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    Exhibits
Exhibit

Number       Description

3.1          Articles of Incorporation
3.2          Bylaws
5.1          Legal opinion
10.1         Mineral Property Purchase Agreement dated June 27, 2006
23.1         Consent of Ronald R. Chadwick, P.C., Certified Public Accountant
23.2	     Consent to use Legal Opinion
23.3         Consent of Geological Consultant
99.1         Claims Location Map


THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
   (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a

       20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
   (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

    (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

   (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

   (iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                               SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on December 21, 2006.

                                 ACADIA RESOURCES INC.

                                 By: /s/ James H. Donahue
                                     ------------------------------
                                     James H. Donahue, President, Chief
                                     Executive Officer, Secretary, Principal
                                     Accounting Officer, Treasurer and Director

                             POWER OF ATTORNEY

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Donahue, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE               CAPACITY IN WHICH SIGNED              DATE

/s/ James H. Donahue    President, Chief Executive            December 21, 2006
                    	Officer, Secretary, Principal
                    	Accounting Officer, Treasurer and Director
-----------------------
James H. Donahue